                                                                   EXHIBIT 10.32

                        AMENDMENT TO EMPLOYMENT AGREEMENT



               THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment"), made and entered into effective as of December 4, 2000 (the "Effective Date"), by and between Peter J. Younger ("Younger") and The Cronos Group, a limited liability company organized and existing under the laws of Luxembourg (the "Company") (collectively, the "Parties").

                                    RECITALS

               WHEREAS, the Parties entered into an Employment Agreement, dated as of July 1, 1998; and

               WHEREAS, the Parties entered into an Amended and Restated Employment Agreement, effective as of March 24, 2000 (the Employment Agreement of July 1, 1998, as amended and restated on March 24, 2000 referred to hereinafter as the "Employment Agreement"); and

               WHEREAS, pursuant to Section 2 of the Employment Agreement, the Company agreed to employ Younger, and Younger agreed to serve in the employ of the Company, on an exclusive and full-time basis, as the Chief Financial Officer of the Company, through December 31, 2000, with an automatic extension of the term until December 31, 2001, subject to further extension upon the written agreement of the Parties; and

               WHEREAS, on August 4, 2000, the Board of Directors of the Company appointed Younger as the Chief Operating Officer of the Company; and

               WHEREAS, the Company and Younger desire to provide for a perpetual two-year term of the Employment Agreement, on the terms and conditions set forth herein;

               NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the Parties hereto agree as follows:

               5. Provision of Perpetual Two-Year Term. Subject to the Company's right and power to discharge Younger from active service without advance notice by providing a "Notice of Termination" (as defined in the Employment Agreement), as permitted by and subject to the provisions of the Employment Agreement, the term of Younger's employment by the Company shall be for a perpetual two-year term.

               6. Modification of Severance Benefits. The provisions of Section 9(b) of the Employment Agreement are hereby amended in their entirety to read as follows:

                    (b) Within thirty (30) days after Younger's last day of
                active service, the Company shall pay him a lump sum equal to
                (a) his then-current annual salary and (b) his then-current annual performance bonus target or, if not yet established, his most recent annual bonus payment. The payment to Younger under this paragraph (b) shall be conditioned upon his compliance with the Company's policy (as in effect on the Effective Date or on his last day of active service, whichever is more favorable to Younger) regarding all salaried employees executing a waiver and release prior to receiving severance compensation.

               7. Severance Policy. Reference is made to the Company's severance policy, set forth on Exhibit A hereto (the "Severance Policy"). The Parties confirm that the Employment Agreement calls for a severance payment different from that specified in the Severance Policy and, accordingly, upon the occurrence of any event that entitles Younger to the payment of severance benefits under the Employment Agreement, the provisions of the Employment Agreement shall apply and not those of the Severance Policy.

               8. Continuance in Force of Employment Agreement. Other than as specifically amended hereby, the terms and provisions of the Employment Agreement shall remain in full force and effect.

               IN WITNESS WHEREOF, the Parties have signed this Amendment, effective as of the date and year first above written.

                             THE CRONOS GROUP

                             By     /s/ CHARLES THARP
                               ------------------------------------------
                                Charles Tharp
                                Chairman of the Compensation Committee
                                Of the Board of Directors



                             /s/  PETER J YOUNGER
                             --------------------------------------------
                             Peter J. Younger

                           COMPANY'S SEVERANCE POLICY



1. Any employee terminated by the Company without "cause" shall be paid severance in an amount equal to the product obtained by multiplying the employee's monthly salary at the time of termination by the number of years that the employee has worked for the Company, with a maximum severance payment of one year's salary;

2. No severance shall be paid to an employee terminated for "cause," with cause defined, in the absence of any specific definition in any employment or severance agreement between the employee and the Company, to mean the non-performance of, or willful misconduct in the performance of, the employee's duties to the Company, or to willful misconduct of the employee amounting to moral turpitude so as to affect his or her ability to adequately perform services on behalf of the Company;

3. For purposes of the Company's severance policy, the term "Company" shall refer to the Cronos Group or to the subsidiary of the Cronos Group that is the employer of the employee for tax purposes;

4. The Company's severance policy shall be subject to any provision of local law of the country of the employee's principal place of business that may call for a higher severance payment in the event of a termination of the employee without cause;

5. The Company's severance policy shall be subject to any provision of any employment or severance agreement between the Company and the employee that calls for a severance payment different than that specified in the Company's severance policy;

6. No severance shall be payable by the Company to any employee who voluntarily resigns his or her employment with the Company; and

7. Any severance payment called for under the Company's severance policy shall be paid to the terminated employee in one lump sum, within 30 days of his or her termination of employment.